Exhibit 23.1

                          Independent Auditors' Consent


The Board of Directors
CollaGenex Pharmaceuticals, Inc.:

We consent to the incorporation by reference in the registration statements (No. 333-31229, No. 333-73230 and No. 333-112564) on Form S-8 and the registration statements (No.  333-88697,  No. 333-35634,  No. 333-53766,  No. 333-58568,  No.
333-67044, No. 333-72166, No. 333-87556, No. 333-102773,  No. 333-103008 and No.
333-107918) on Form S-3 of CollaGenex Pharmaceuticals, Inc. of our report dated February 20, 2004, with respect to the consolidated balance sheets of CollaGenex Pharmaceuticals, Inc. and subsidiaries as of December 31, 2003 and 2002, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 2003, and the related financial statement schedule, for each of the years in the three-year period ended December 31, 2003, which report appears in the December 31, 2003 Annual Report on Form 10-K of CollaGenex Pharmaceuticals, Inc.

                                  /s/ KPMG LLP

Princeton, New Jersey
March 15, 2004